As filed with the Securities and Exchange Commission on November 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Winc, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2080	45-2988960
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1751 Berkeley St, Studio 3

Santa Monica, CA 90404

(800) 297-1760

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Registered Agents, Inc.

160 Greentree Drive, Suite 101

Dover, Delaware 19904

(855) 337-0707

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew Capurro Brian Cuneo B. Shayne Kennedy Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 Tel: (714) 540-1235	Matthew Thelen Chief Strategy Officer and General Counsel Winc, Inc. 1751 Berkeley St, Studio 3 Santa Monica, CA 90404 Tel: (800) 297-1760	Thomas J. Poletti Katherine J. Blair Manatt, Phelps & Phillips LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92626 Tel: (714) 371-2500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-259828

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	176,923	$13.00	$2,299,999.00	$213.21
Representative’s Warrants to purchase Common Stock(4)	5,307	—	—	—
Common Stock underlying Representative’s Warrants(5)	5,307	$14.30	$75,890.10	$7.04
Total				$220.25

(1)	Represents only the additional number of securities being registered. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-259828) (“Prior Registration Statement”).
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)	The Registrant previously registered 1,769,231 shares of its common stock with an aggregate offering price not to exceed $$24,769,238 and 53,077 warrants with an aggregate offering price not to exceed $817,385 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on November 10, 2021. The Registrant is registering additional securities in accordance with Rule 462(b) under the Securities Act, which includes shares that the underwriters have the option to purchase.
(4)	No registration fee pursuant to Rule 457(g) under the Securities Act.
(5)	The warrants are exercisable at a per share exercise price equal to 110% of the public offering price of $13.00.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing (i) the aggregate number of shares of common stock offered by Winc, Inc. (the “Registrant”) by 176,923 shares, including shares that may be purchased upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock, and (ii) the aggregate number of warrants to purchase a number of shares of the Registrant’s common stock to be issued to Spartan Capital Securities, LLC, or its designee, at the closing of this offering by 5,307 warrants. This Registration Statement relates to the Registrant’s prior registration statement on Form S-1 (Commission File No. 333-259828), initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 27, 2021, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective by the Commission on November 10, 2021. The Prior Registration Statement is incorporated herein by reference.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-259828), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Baker Tilly US, LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-259828) originally filed with the Securities and Exchange Commission on September 27, 2021 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, Winc, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on November 10, 2021.

WINC, INC.

By:	/s/ Geoffrey McFarlane
Name: Geoffrey McFarlane
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Geoffrey McFarlane	Director and Chief Executive Officer	November 10, 2021
Geoffrey McFarlane	(Principal Executive Officer)

/s/ Carol Brault	Chief Financial Officer	November 10, 2021
Carol Brault	(Principal Financial and Accounting Officer)

*	President and Chairperson of the Board of Directors	November 10, 2021
Brian Smith

*	Director	November 10, 2021
Laura Joukovski

*	Director	November 10, 2021
Xiangwei Weng

*	Director	November 10, 2021
Patrick DeLong

*	Director	November 10, 2021
Alesia Pinney

*	Director	November 10, 2021
Mary Pat Thompson

* By:	/s/ Geoffrey McFarlane
Geoffrey McFarlane
Attorney-in-fact